DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 694-05

JAN 13 2005

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

117070

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	ALASKA PACIFIC ENERGY CORP.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	LORETTCO Name 6900 WESTCLIFF #801 — LAS VEGAS — NEVADA — N89145 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 — Par value: $ 0.001 — Number of shares without par value: NIL
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if more than 3 directors/trustees)	1. ALEX LONG Name 3116 RACINE STREET, SUITE 233 — BELLINGHAM — WA — 98226 Street Address — City — State — Zip Code 2. TIMOTHEA J. WELSH Name 6371 YEATS CRESCENT — RICHMOND BC — CANADA — V7E4R1 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: DEVELOPMENT OF ENERGY RESOURCES
6. **Names, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	GEOFF ARMSTRONG — [signature] Name — Signature 250 H STREET, NO. 123 — BLAINE — WA — 98230 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 1-12-5 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.